Better For You Wellness Announces Resignation of Director

Columbus, Ohio -- Better For You Wellness, Inc. (OTC: BFYW) ("Better For You Wellness" or the "Company"), an Ohio-based blank check company focused on the rapidly-growing $1.5T wellness industry, announces that Leslie Bumgarner has resigned as a Director of the Company effective December 31, 2021, for personal and professional reasons.

"Les stepped into the role at a critical time for the company and helped us pave the path for our next stage of growth and evolution, and for that, we are eternally grateful. We look forward to her continued support and guidance as a friend of the company and wish her continued success in all she does," said Ian James, Chief Executive Officer of Better For You Wellness.

"I am very happy to have been able to support the management during a transitional period and impressed by what has been accomplished so far," commented Leslie Bumgarner, Director of Better For You Wellness. "I am very optimistic about the future and the evolution of Better For You Wellness and its business model, and will continue to support the Company during its next phase of growth."

About Better For You Wellness, Inc.

Better For You Wellness, Inc. (OTC: BFYW), formerly known as Fast Track Solutions, Inc. (OTC: FTRK), is a Columbus, Ohio-based blank-check Company that is exploring and evaluating various business opportunities in the food, beverage, and consumer packaged goods ("CPG") categories including, but not limited to, mergers, acquisitions, or business combination transactions, after which the company would cease to be a "shell" or "blank check" company. Learn more at https://BFYW.com.

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